SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      October 30, 2001
(Date of earliest event reported)  (October 30, 2001)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

Item 5.  Other Events

On October 30, 2001, the Registrant issued the following press release:


CTC Communications Group Reports Record Revenue and Operating Results for the Quarter Ending September 30, 2001

Quarterly Highlights
-September 11th Events Adversely Effect Quarterly Results;
 Strong Progress Made Nonetheless
-Quarterly Revenue of $78.2 million
-Annualized Revenue Run Rate of $312 million
-100 Basis Point Increase in Margin from the June Quarter
-29% Improvement in EBITDA Losses from the June Quarter
-30,400 Increase in Access Lines in Service
-565,800 Total Access Lines in Service
-24% Increase in Customer Locations On-Net from the June Quarter
-4,200 Total Customer Locations On-Net
-Fully Funded Business Plan


Waltham, MA, October 30, 2001-CTC Communications Group (NASDAQ NM:
CPTL)- today reported record results for the September quarter, despite the adverse effects of a weak economy and the events of September 11th and, reaffirmed the strength of its business model to expand margins and fuel the Company's rapid movement to profitability.

For the quarter ended September 30, 2001, the Company reported revenues of $78,166,000, a 37% increase over the $56,994,000 for the quarter ended September 30, 2000 (adjusted for SAB 101) and a 5% increase over the $74,512,000 reported for the quarter ended June 30, 2001.

For the quarter ended September 30, 2001, the Company reported margin as a percent of revenue at 20.7 % which represents a 100 basis point improvement from the June 30, 2001 quarter and EBITDA loss of $4,224,000 representing a 29% improvement from the June 30, 2001 quarter.

The Company added 30,400 access line equivalents (ALE's), net of churn, in the quarter bringing total ALEs in service as of September 30, 2001 to 565,800 which represents a 6% sequential growth rate in total ALEs in service over the quarter ended June 30, 2001.

The Company added 812 customer locations to its PowerPath(SM) network in the September quarter bringing total on-net customer locations in service as of September 30, 2001 to 4,200, which represents a 24% sequential growth rate over the quarter ended June 30, 2001. The Company ended the September quarter with approximately 12% of its access lines on its network.

Other September quarter financial metrics included annualized revenue of $439,000 per employee and an accounts receivable balance at 53 days sales outstanding (DSOs), both industry-leading levels.

For the September quarter, the Company was in compliance with its bank facility covenants. Given the current economy and events of September 11th, the Company amended its bank facility covenants into the future to be more reflective of the current economic and operating environment. The Company intends to be in compliance with the amended bank facility covenants on a going forward basis.

Revenue grew 5% on a sequential basis and remained relatively strong particularly in light of the difficult economic environment, which was further worsened by the events of September 11th. In June 2001, the Company entered Phase 3 of its business model, which is to start moving its existing resale customer base onto its network and drive substantial margin improvement. The Company currently has approximately 15,000 existing customers and when it moves one of them to its network, it doubles the margin associated with that customer's revenue. In June, the sales force was directed to focus on customer migration to the network as a top priority and resale revenue growth as a lesser priority. September quarter results demonstrate the benefits of this on-net focus and priority. On a sequential basis, revenue grew $3.7 million while margin grew $1.5 million and EBITDA loss was reduced by $1.7 million. These results demonstrate strong margin performance with margin growing faster than revenue and EBITDA improvement growing faster than margin.

From a network perspective, in the September quarter the Company expanded its on-network local dial tone services to eastern
Massachusetts, New Hampshire and Maine, expanded customer access to its PowerPath(SM) Network by adding 21 new fiber access locations and, began marketing data center based new services enabled by its recently completed Advanced Technology Center.

The Company also filed for a United States Patent on its PowerPath(SM) Network infrastructure. The PowerPath(SM) Network is a unique and integrated communications system (ICS) that combines all voice and data communications on a single systems architecture and a single connection to the customer. It enables communication between that customer and any other person, business, database or information source in the world. The Company considers its network infrastructure a new invention. The overall network communications system integrates three primary sub-systems that enable voice and data communications at substantially lower cost, significantly higher functionality and meet or exceed all technical and operating standards. The PowerPath(SM) Network, although totally different from current network architectures, is a 100% replacement for these current network architectures.

Bob Fabbricatore, Chairman and CEO stated, "In the September quarter, we realized improvement in virtually every income statement metric. These results further validate the strengths of the Company's business model and its ability to expand margins. The Company is focussed on the right things in this economic and financial market environment; profitable growth, margin improvement, prudent business management and maintaining its fully funded plan. We believe that the Company is uniquely able to deal with the effects of a slow economy and, at the same time, continue to improve financial performance by capturing the margin opportunities inherent in our existing customer base and network technology. This is what the Company is focussed on and what Phase 3 of the business model is all about; putting the existing resale customers on the network, expanding margins and moving rapidly to profitability. The economy may have a dampening effect on our top line growth, and delays and disruptions associated with the tragic events of September 11th affect our results in the short run, but they do not impair the Company's opportunity to grow margins and move to profitability."

Fabbricatore continued, "The events of September 11th coupled with depressed access line growth associated with the economy results in the Company revising its estimate of EBITDA positive from the December 2001 quarter to the March 2002 quarter. The events of September 11th affected our on-net growth from two perspectives. Emergency restoration efforts by Verizon and other carriers in New York necessitated the re-assignment of personnel from growth activities to restoration activities. This resulted in a three-week delay in processing orders for over 350 new customer locations moving onto the network. Additionally, sales activity following September 11th virtually came to a halt for two weeks and then returned slowly as the business community, and all of us, were consumed by these events, their devastation and America's response. In addition, the Company experienced a deepening pare back of ALEs within its existing resale base, as customers continued to adjust to the down economy. These two factors offset well over $1 million in expected September margin and, the carry over of that margin into the December quarter. We basically took 3 to 4 weeks of downtime in on-net production and on-net sales. This delay pushed our timing back just enough to place December quarter EBITDA out of reach. The Company may attain EBITDA positive for the month of December, but for the quarter, our guidance must now be the March 2002 quarter. This is a disappointment but it is only one of timing. The 350 on-net customers are installing now and the sales cycle is back up to speed. There is no change in our plans to attain free cash flow and positive net income during the first half of 2003."

Fabbricatore concluded by saying, "With all the distractions in the current economy and market environment, it is easy to overlook, or arbitrarily discount, the strengths and performance that characterize the Company's current results and its foundations for future success. The Company feels that it has the best business model in the industry. It is an industry leader in productivity and operating efficiency. It has an advanced technology network infrastructure that replaces today's traditional voice and data networks at far lower cost and, is so unique that the Company has filed for a United States patent. All of these are unique, enduring and industry leading attributes. The Company is also focussed on the right things in this down economy, effectively managing profitable growth, is fully funded and moving rapidly to profitability. The economy and events of September 11th have not dampened the Company's enthusia(SM) for what we have built, the numbers we are attaining or our ongoing commitment to increasing shareholder value. We are effectively executing today, looking toward a very bright future and will continue to solidify and build on our industry leadership position".

Positive EBITDA and Free Cash flow

The Company expects to attain positive EBITDA in March 2002 quarter, will expand EBITDA throughout 2002 and expects to attain free cash flow and positive net income during the first half of 2003. This progression will be dependent upon the Company's continued execution of four primary initiatives; 1.) moving its existing resale customers onto the network, which doubles the margin associated with those customers, 2.) reducing its network cost of goods, primarily by replacing currently leased network facilities with owned and operated fiber facilities, 3.) revenue growth associated with new data center based services and applications, which will begin in the December quarter of this year and, 4.) ongoing attention to efficiently managing the Company's capital, cash and human resources.

1.) In the September quarter the Company grew its on-net revenue by $2.6 million primarily by moving its existing resale customers onto its network. This represents a 46% increase in on-net revenue from the June quarter. As of September 30, 2001, the Company had 15,000 customers generating $78.2 million in quarterly revenue. $70.0 million of this revenue is on the Company's resale platform and $8.2 million is on the Company's network. Margin on resale revenue is 22% and incremental margin on network revenue is 50% plus. Each dollar of revenue the Company moves from its resale platform to its network platform, doubles the margin realized from that dollar of revenue. The Company anticipates growing its on-net voice, data and Internet services to over $150 million in calendar year 2002.

2.) The Company currently has 4,200 customer locations on its network and seeks to increase that number to over 5,500 by year-end 2001 and over 16,000 by year-end 2002. The Company is positioning itself to support this accelerated level of network growth with planned network switching capacity, fiber bandwidth capacity, OSS and systems for ordering, provisioning and installation and field resources associated with installation and customer conversion. The Company expects to progressively increase its on-net production process to 1,000 customer locations a month in the spring of 2002. The sales and service force is focused on moving the Company's existing resale customers onto the network as a top priority and, operations is equipped to process and execute the order volume.

In the September quarter the Company reduced its monthly network cost of goods expense by $200,000 from its June baseline and expects to realize $500,000 in further reductions by the end of the first quarter of 2002. These cost reductions are primarily associated with replacing leased broadband facilities with CTC owned and operated fiber facilities. The Company's June baseline was $1.4 million a month for leased facilities that connect its customers from the ILEC local switching office to its network. Many of these leased facilities will be replaced with CTC owned and operated fiber. This replacement began in May of 2001 and will continue into 2002. As the Company's fiber is placed in service, existing network customers in those locations are re-assigned from leased facilities to the CTC fiber and the leased facilities are disconnected. The Company currently has 22 fiber access locations in service and customer re-assignment is ongoing. The Company plans to progressively install and place in service a total of 60 fiber access locations by the end of March of 2002. In addition to reducing its current network costs, the Company will avoid future leased costs for existing resale customers in these 60 locations that are moved onto the network.

In the early stages of its network deployment, the Company leased the long haul fiber facilities that interconnected its packet switches as well as the broadband facilities that connected customers to its packet switches. In 2000, the Company elected to purchase its own long haul fiber and discontinue the leasing of long haul facilities. In late 2000 and early 2001 the Company elected to purchase its own metropolitan and suburban fiber, began taking delivery in May of 2001 and is progressively placing it in service in 60 locations. This fiber, when installed, will enable the leased broadband facilities for on-net customers in these 60 locations to be disconnected. The Company made the decision to purchase its own fiber facilities to reduce network costs, eliminate dependency on leased facility providers, improve its network provisioning interval from 90 days to 30 days and to have the independent capability to manage the growing bandwidth needs of its customers and network infrastructure.

3.) In June of 2001, the Company completed construction of its Advanced Technology Center (ATC) located in Waltham, Massachusetts. The ATC is a 50,000 square foot, multifunctional Class A building housing network switching and fiber tran(SM)ission equipment, applications development platforms and a data center for CTC retail business customers. These three primary uses of the ATC enable CTC to reduce network costs, provide exceptional speed to market for new products and applications and, facilitate CTC customer outsourcing of mission critical equipment and applications

In the September quarter, the Company completed development of its managed storage product line and began marketing these products to its customer base. The storage product line includes remote data storage, retrieval and managed storage services that are expected to begin generating revenue in the fourth quarter of 2001. In 2002, the Company plans to develop and offer additional products, either internally or through portal partners, including web-hosting, messaging and managed network services. Advanced Technology Center revenues are targeted to be at a $20 to $25 million annualized run rate by the fourth quarter of 2002.

4.) The Company will continue to strive to effectively manage the business and maintain its fully funded business plan.

For the remainder of 2001, total employees are anticipated to remain in the 710 to 725 range and SG&A expenses should grow conservatively. SG&A as a percent of revenue is expected to moderate to the 24% to 26% range by year-end from its September quarter level of 26%.

As of September 30, 2001, the Company had $101 million in cash. Cash consumption should moderate for the remainder of 2001, supported by continued EBITDA improvements on a going forward basis and continued utilization of lease financing options. In the September quarter, the Company drew-down the remaining $100 million of its bank facility which will be primarily used for working capital and capital requirements. The Company does not anticipate any need for additional capital to achieve profitability within its current business plan.

Capital expenditures for the December 2001 quarter should continue at the current pace of $83 million for the first nine months of 2001, thus allowing the Company to remain within its estimates of $110-120 million for calendar year 2001. Calendar year 2002 capital expenditures are anticipated to be in the $75 million to $85 million range, with an increasing percent of this capital spending being success based and utilized to move customers onto the network. The Company expects to continue to utilize capital leases from multiple sources to finance these investments whenever possible.

The Company will continue to strive to maintain its Industry leading results in revenue quality, productivity, the management of its receivables and minimizing bad debt.


Attaining Net Income Profitability

The Company's progress to net income profitability will be enabled by three primary attributes of its business model; 1.) its current customer base, 2.) the advanced technology it selected and deployed and, 3.) the capital structure that comprises its fully funded business plan

1.) The Company has built a major customer base of over 15,000 medium and large business clients generating over $23 million in monthly revenue on its resale platform. The majority of these customers average over 40 lines, have multiple business locations and are data intense users. They are ideal candidates in size, networking need, and consumption levels to move to the Company's network.

The Company has already acquired these customers. Today, the Company is providing these customers with their voice and data services on a resale basis, billing them under the CTC brand and providing them the full array of customer service and account management functions. In short, as CTC customers, they already have a strong relationship with the Company and are open and supportive to working with the Company to improve their services and reduce their costs. Both of these improvements are inherent in the Company's network.

The Company is not dependent on selling new applications to convince customers to move to its network. The Company's network is a lower cost replacement for today's legacy voice and data networks. When the Company moves a resale customer to its network the customer saves 10% to 35% on the existing voice and data services they are already using. The Company realizes margins of 50% plus on that customer's network revenue.

2.) Within its fully funded business model, the Company has been progressively building out its network and seeks to have sufficient capacity to support in excess of 10,000 customer locations on the network by year-end 2001. The network will be progressively scaled in 2002 to keep pace with the Company's expectation of over 16,000 customer locations on-net by year end 2002.

Unique to the Company's advanced technology is the fact that the individual customer voice and data services on its network do not vary significantly in the margins they generate. Since all voice and data services are provided over a single broadband connection to the customer and processed by a single network, margins are a function of overall fixed costs with little to no variable cost difference between individual voice and data services. Although the array of voice and data services for any particular customer are part of the provisioning and operations aspects of the network, from a margin perspective, the Company is relatively indifferent to the individual services mix. All services generate margins at or above 50%.

The Company's advanced network technology mosaic includes a packet-based, IP+ATM switching network interconnected with high-speed fiber tran(SM)ission facilities and centralized development and services delivery platforms at its Advanced Technology Center. This mosaic is integrated and managed by the Company's Management Information Platform and its underlying array of Operating Support Systems and Business Support Systems. Customers are connected to the network over a single broadband access facility to their location and all of their voice, data and Internet services are provided over a single access facility and processed by a single network. From both a capital and operating perspective, this arrangement is far less costly and much more efficient than traditional voice and data network technologies. This integrated communications system, its sub-systems and its capital and operating efficiency formed the basis of the Company's application for a United States patent.

The Company has progressively selected technology and developed applications that have equipped its network to be a lower cost, replacement for today's legacy voice, data, and hybrid networks. In late 1999, the Company began by providing data and Internet services on the network. In early 2000, dedicated long distance voice was added to the network. In 2000, the Company equipped its packet network with a softswitch and in early 2001 switched long distance and local dial tone voice services were added to the network.

The Company's September quarter resale revenue was $70.0 million. Today, over $35 million of this resale revenue is eligible for movement to the Company's network and virtually 100 % will be eligible for movement to the network in the second quarter of 2002.

Currently the Company's network provides dedicated long distance voice, data and Internet services throughout its Northeast and Mid-Atlantic States operating area. The switched long distance and local dial tone services that were added earlier this year are in the process of implementation and are currently available only in Massachusetts, New Hampshire and Maine. These voice services are being progressively implemented on a state-by-state basis and it is estimated that they will be available across the Company's entire operating area by the end of the second quarter of 2002.

3.) The Company has raised $500 million in capital to support execution of its business plan. This consists of $225 million in Bank Lines, $200 million in Preferred Equity and $80 million in common equity. In addition, the Company has also entered into capital leases currently at the $95 million level.

The Company's capital structure does not include any high yield debt or extraordinary financing arrangements. The Company's capital structure results in an average cost of debt of less than 12%.

The Company does not anticipate any need for additional capital to achieve profitability within its current business plan.


-- September 30, 2001 Quarterly Analysis --

Summary

From an operating perspective, the Company generated record revenues and access lines in service, improved margins, continued to prudently manage its cash, maintain its fully funded business plan and, continued to effectively manage profitable growth in this soft economy.

Revenue and Margin Analysis

During the quarter ended September 30, 2001, CTC increased its local service revenues from $43.1 million in 2Q01 to $44.3 million in 3Q01, or 3% sequentially, due primarily to continued success at acquiring and retaining medium and larger sized business customers in a difficult economic environment.

Toll revenues for the quarter increased from $18.0 million in 2Q01 to $18.1 million for 3Q01 or 1% sequentially. The Company continued to grow toll revenues due to increased customer penetration and higher minutes of use. Growth was somewhat mitigated by seasonality and the events of September 11, 2001.

Data revenues for the quarter increased from $13.4 million in 2Q01 to $15.8 million in 3Q01, or 18% sequentially, due primarily to continued strong demand for the Company's broadband PowerPath(SM) network.

Margin for the quarter increased from 19.7% in 2Q01 to 20.7% in 3Q01. This increase is due primarily to the migration of customers onto our PowerPath(SM) network.

Selling, general and administrative expenses (SG&A), excluding depreciation and amortization, decreased from $20.6 million in 2Q01 to $20.4 million in 3Q01, reflecting the effects of the Company's ongoing cost management efforts.

EBITDA losses decreased from $5.9 million in 2Q01 to $4.2 million in 3Q01 due to the increase in margin and the reduction in SG&A expenses.

Net losses, including preferred stock dividends and accretion costs, increased from $32.5 million ($1.21 per share) in 2Q01 to $35.2 million ($1.30 per share) in 3Q01, due primarily to the increased depreciation and amortization.

Investor Conference Call

The Company will host its September Quarter investor conference call on Tuesday October 30, 2001 at 1:15 PM Eastern Time.

There will be an initial presentation by management and then the lines will be opened for questions and answers. Topics will include operating results for the quarter as well as other appropriate subjects.

In addition to the standard call in procedure, this Investor Conference Call will be audio broadcast live over the Internet for those who would like to participate via this medium. It should be noted that the Internet audio broadcast is listen only and there is no capability to ask questions.

To participate via the traditional dial in conference call, please call 877-797-1768 and ask for the CTC Communications Group Conference call. The call will start promptly at 1:15 PM Eastern Time.

To participate via the audio broadcast on the Internet, please access www.ctcnet.com, follow the link on the home page and register using the password: ctc103001. The call will start promptly at 1:15 PM Eastern Time.

For those unable to participate, the conference call will be replayed through November 7, 2001. Please call 877-519-4471 and use PIN# 2911410 for the replay. Replay will also be available through November 7, 2001 under the Investor Relations section of CTC's website at www.ctcnet.com. Please register using the password: ctc103001.

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 565,000 access lines as of September 30, 2001.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the attainment of EBITDA positive, free cash flow and net income positive results, improved margins, network and fiber deployment plans and schedules, revenue growth, resale customer movement to the network, network applications and services development and deployment, financial results, operating metrics expectations, reduced operating costs, the effects of the current economic conditions, the events of September 11, 2001 and attainment of a U.S. patent on the PowerPath(SM) Network . Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.


###

Finance Contact:John Pittenger      Media Contact:	Alan Russell
CTC COMMUNICATION	CTC COMMUNICATIONS
781-466-1302  (t)		781-522-8731 (t)
pitt@ctcnet.com		arussell@ctcnet.com
www.ctcnet.com		www.ctcnet.com

CTC Communications Group, Inc.
  Balance Sheet

		September 30,	December 31,
		2001	 	   2000
Assets
     Cash and cash equivalents		$100,649,591 	 $80,029,442
     Accounts receivable, net		  45,360,645 	  43,137,423
     Other current assets		   6,737,851 	  10,137,037
          Total current assets		 152,748,087 	 133,303,902

     Property and equipment (net)		 228,766,659 	 195,741,815

     Other assets		  12,238,124 	 15,082,876

Total Assets		$393,752,870 	$344,128,593


Liabilities and Stockholders' Deficit

     Capital Leases/ Notespayable		 $36,162,802 	$29,039,834
     Accounts payable and accrued expenses	 	  52,545,821 	52,743,629
          Total current liabilities		  88,708,623 	81,783,463

     Capital Leases Long Term		  58,514,840 	52,763,576
     Notes payable Long Term		 227,705,828 	103,018,589
          Total long term debt		 286,220,668 	155,782,165

     Series B Preferred Stock		 217,783,560 	203,249,272

     Stockholders' deficit		(198,959,981)	(96,686,307)

Total Liabilities and Stockholders' Deficit	$393,752,870 	$344,128,593

CTC Communications Group, Inc.
Statements of Operations

		Three months ended September 30,
		    2001	    2000
			   Restated *
		---------------  -----------------
	Total revenues:	  $78,166,156      $56,993,993

	Costs and expenses
	     Cost of telecommunication revenue        61,989,987       44,386,041
	         (excluding depreciation)
	     Selling, general and administrative      20,400,071       20,433,701
	     Depreciation and amortization	    20,301,786       11,975,575
	Total costs and expenses	   102,691,844       76,795,317

	Loss from operations	   (24,525,688)     (19,801,324)

	Interest income/(expense)	    (5,700,915)      (2,100,116)

	Net Loss	   (30,226,603)     (21,901,440)

	Preferred stock dividends and accretion        4,935,531 	      4,539,531

	Net loss applicable to
         common stockholders	  ($35,162,134)    ($26,440,971)


	EBITDA	    (4,223,902)      (7,825,749)

	Loss per common share:
	             Basic and diluted	        ($1.30)          ($1.01)

	Shares in computing Loss per common share
	             Basic and diluted	    27,035,449     26,267,495

	* Restated for SAB101 adoption April 1, 2000.

CTC Communications Group, Inc.
Statements of Operations

		      Nine months ended September 30,
		      2001	       2000	     2000
			 	Pro forma  *
		-------------------------------------------------
	Total revenues:	   $ 220,299,607    $ 154,622,734  $ 152,972,597

	Costs and expenses:
	     Cost of telecommunication revenue	     177,186,737      119,253,701    118,471,654
	         (excluding depreciation)
	     Selling, general and administrative	      62,187,790       53,468,473     53,441,486
	     Depreciation and amortization	      54,030,546       28,010,674     28,010,674
	Total costs and expenses	     293,405,073      200,732,848    199,923,814

	Loss from operations	     (73,105,466)     (46,110,114)   (46,951,217)

	Interest income/(expense)	     (13,683,542)      (9,412,259)    (9,412,259)
	Loss before extraordinary item and cumulative
	   effect of change in accounting principle    (86,789,008)     (55,522,373)   (56,363,476)

	Extraordinary item- early extinguishment of debt           -     (2,430,456)    (2,430,456)
	Loss before cumulative effect of change in
	Accounting principle	     (86,789,008)     (57,952,829)   (58,793,932)

	Cumulative effect of accounting change
	in principle	                 -     (2,878,949)     (2,878,949)

	Net Loss	     (86,789,008)     (60,831,778)    (61,672,881)

	Preferred stock dividends and accretion	      14,534,288        7,376,398       7,376,398

	Net loss applicable to common stockholders   ($101,323,296)    ($68,208,176)   ($69,049,279)


	EBITDA	     (19,074,920)     (18,099,440)    (18,940,543)

	Loss per common share:
	        Basic and diluted	          ($3.78)          ($2.71)         ($2.75)

	Loss per common share before cumulative
 	effect:
	        Basic and diluted	          ($3.78)          ($2.60)         ($2.63)

	Loss per common share before extraordinary
	item and Cumulative effect:
	        Basic and diluted	          ($3.78)          ($2.50)         ($2.54)

	Shares in computing Loss per common share
	        Basic and diluted **	        26,837,277     25,142,455      25,142,455

* Proforma reflects the nine months ended September 30, 2000 under applicable provisions of SAB101
** recalculated the weighted average shares for the proforma nine months ended September 30,2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 30, 2001.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration